UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 30, 2014

MANHATTAN SCIENTIFICS, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28411	85-0460639
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York, 10174
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (212) 541-2405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On January 30, 2014, Manhattan Scientifics, Inc. (the “Company”) entered into a securities purchase agreement with an accredited investor (the “January 2014 Accredited Investor”) pursuant to which the January 2014 Accredited Investor purchased 1,818,182 shares of the Company’s common stock (the “Shares”) and a warrant to acquire 909,091 shares of common stock (the "Warrant" and together with the Shares, the "Securities") for a purchase price of $100,000 (the "Funds"). The Warrant is exercisable for five (5) years at an exercise price of $0.085 per share. The Funds were received by the Company on January 22, 2014.

The Securities were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. The January 2014 Accredited Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Securities Purchase Agreement entered by and between Manhattan Scientifics, Inc. And the January 2014 Accredited Investor

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date: January 31, 2014	By:	/s/ Emmanuel Tsoupanarias
New York, New York	Name:	Emmanuel Tsoupanarias
	Title:	Chief Executive Officer

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